UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2010

Date of Report
(Date of Earliest Event Reported)

GUNPOWDER GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-156796	26-3751595
State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)

10th Floor
3 Hardman Street, Manchester
United Kingdom, M3 3HF

(Address of principal executive offices)

011-44-161-932-1446

(Registrant’s telephone number, including area code)

Spartan Business Services Corporation

(Former name and former address, if changed since last report)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders

Spartan Business Services Corporation filed an amendment to Article 4 of its Articles of Incorporation with the Secretary of State of the State of Nevada on November 5, 2010, which changed the name of the corporation to Gunpowder Gold Corporation (the “Company”) and which increased the authorized number of shares of common stock from 70,000,000 shares to 300,000,000 shares of common stock, $.001 par value.

Following a stockholders’ meeting held by written consent, the common stock of the Company has been forward split 1-for-10, and the common stock began trading on a post-split basis on the Pink Sheet market on November 19, 2010, with its new trading symbol GUNP.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibit

Exhibit 1.1	Amendment to the Articles of Incorporation filed on November 5, 2010, with the Secretary of State of the State of Nevada

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gunpowder Gold Corporation

Date: November 19, 2010	By :	/s/ Neil Jason Pestell
Neil Jason Pestell,
President